UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2014

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

000-54560

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of BDO

On March 13, 2014, Power REIT (the “Company”) received the resignation of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. The resignation resulted from an acquisition of another accounting firm by BDO. A member of that acquired firm had previously performed expert witness services for a wholly owned subsidiary of the Company. In connection with an ongoing litigation, the Company expects to continue receiving those expert witness services in the future. The continuation of these services will impair BDO’s independence. Accordingly, BDO has determined that it is no longer in a position to serve as the Company’s independent registered public accounting firm.

As previously disclosed by the Company in its Current Report on Form 8-K filed July 31, 2013, the Company had engaged BDO as its independent registered public accounting firm on July 29, 2013. Given the fact that BDO’s engagement began approximately seven months prior to its resignation and after the publication of the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011, which were audited and reported on by the Company’s prior accounting firm, BDO has not issued any report relating to the Company’s financial statements for those or any other fiscal years. In addition, BDO shall not be issuing any report relating to the Company’s financial statements for the fiscal year ended December 31, 2013. As a consequence of the foregoing, BDO has not issued any report on any financial statements of the Company that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the fiscal years ended December 31, 2012 and December 31, 2011 and the subsequent interim period preceding BDO’s resignation: (i) there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with a report by it on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On March 13, 2014, the Company provided BDO with a copy of the disclosures it is making above in response to Item 4.01 in this Current Report on Form 8-K, and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with those disclosures. A copy of the resulting letter from BDO, dated March 13, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of CohnReznick

On March 13, 2014, the Company’s Audit Committee selected, and the Company’s Board of Trustees ratified the engagement of, CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2013.

During the fiscal years ended December 31, 2012 and December 31, 2011, and any subsequent interim period prior to engaging CohnReznick, neither the Company nor anyone acting on the Company’s behalf consulted CohnReznick regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description

16.1	Letter from BDO dated March 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: March 13, 2014	By	/s/ David H. Lesser
David H. Lesser Chairman, CEO, Secretary & Treasurer

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